Registration No. 333-__________

As filed with the Securities and Exchange Commission on May 13, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

MACCO INTERNATIONAL CORP.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3540 (Primary Standard Industrial Classification Number)	EIN 99-0378256 (IRS Employer Identification Number)

681 Zemes St, Com. Zemes,

 Jud.Bacau, Zip: 607690,

 Romania
Tel: 702-799-9946

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

EASTBIZ.COM, INC.

5348 Vegas Drive, Las Vegas, NV 89108

Phone: (702) 871-8678, Fax: 702-387-3827

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

10 Union Avenue, Suite 5

Lynbrook, New York 11563

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,170,000	$0.02	$63,400	$7.27

(1)   Represents shares currently outstanding to be sold by the selling shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock only at a fixed price of $0.02 per share until, if at all, our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.02 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

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PROSPECTUS

MACCO INTERNATIONAL CORP.

3,170,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of 3,170,000 shares of common stock, par value $0.001, of Macco International Corp. which are issued and outstanding and held by persons who are our shareholders.

Our common stock is presently not traded on any market or securities exchange

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 - 13.

The selling shareholders will sell our shares at the fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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SUBJECT TO COMPLETION, DATED_____, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	7
FORWARD LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
SELLING SHAREHOLDERS	14
PLAN OF DISTRIBUTION	17
DISCRIPTION OF SECURITIES	18
INTEREST OF NAMED EXPERTS AND COUNSEL	19
DESCRIPTION OF BUSINESS	20
MARKET OF COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	26
MANAGEMENT’S DISCUSION AND ANALYSIS OF FINANSIAL CONDITION AND PLAN OF OPERATIONS	27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	29
AVAILABLE INFORMATION	29
DIRECTORS EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	29
EXECUTIVE COMPENSATION	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANEGEMENT	31
CERTAIN RELATOINSHIPS AND RELATED TRANSACTIONS	32
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	32
INDEX OF FINANSIAL STATEMENTS	33
INFORMATION NOT REQUIRED IN PROSPECTUS	44

Dealer Prospectus Delivery Obligation

Until ________________2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “MACCO INTERNATIONAL CORP.” REFERS TO MACCO INTERNATIONAL CORP. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

MACCO INTERNATIONAL CORP.

We are a development stage company and we intend to commence business operations in selling machineries and CNCs through a customer and broker database. CNCs are programmable automated machines that allow companies to process a piece of metal into a final product, without the intervention of an employee. To date, we have not begun any business operations other than the development of a business plan and the execution of agreements. We executed an agreement with Anasco Machinery Inc., and another with a consultant, Albert Simionescu. We also began developing the website www.maccointernational.com. We are a development stage company. We cannot state with certainty whether we will achieve profitability. We do not have revenues or operations; we have minimal assets

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and have incurred losses since inception. Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We are not raising any money in this offering. We do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing,  whether through public or private equity or debt financing,  arrangements  with the security  holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. We intend to seek funding from additional sale of our common stock or from advances from our officer and director. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company.

MACCO INTERNATIONAL CORP. was incorporated in Nevada on July 5, 2012. Our principal executive office is located at 681 Zemes St., Zemes, Bacau, Romania. Our phone number is 702-799-9946.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (July 5, 2012) through the year ended February 28, 2013, reports no revenues and a net loss of $1,624.

MACCO INTERNATIONAL CORP. anticipates that it will derive its income from two main sources: income from selling machinery and CNCs, and income from manufacturing new, customized machinery. We do not anticipate earning revenues until we enter into commercial operation.  Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

 We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The Offering:

Securities Being Offered	3,170,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.

Securities Issued and Outstanding Prior to the Offering	9,170,000 shares of our common stock
Securities Issued and Outstanding After to the Offering	9,170,000 shares of our common stock
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Going Concern Considerations

As reflected in the accompanying financial statements, the Company is in the development stage and has a net loss of $1,624 for the period from July 5, 2012 (inception) to February 28, 2013. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan

Summary Risk Factors:

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties as described under “Risk Factors,” the other information contained in this prospectus and our financial statements and the related notes before you decide whether to invest in our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from July 5, 2012 (Inception) to February 28, 2013.

Financial Summary	February 28, 2013 ($)
Cash and Deposits	23,576
Total Assets	23,576
Total Liabilities	0
Total Stockholder’s Equity	23,576

Statement of Operations	Accumulated From July 5, 2012 (Inception) to February 28, 2013 ($)
Total Expenses	1,624
Net Loss for the Period	(1,624)
Net Loss per Share	(-)

RISK FACTORS

In addition to the other information in this prospectus MACCO INTERNATIONAL CORP. has identified a number of risk factors that the Company faces. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.   Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

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An investment in our common stock involves a high degree of risk.   If any of the following risks, or any other risks not described below because they are currently unknown to us or we currently deem such risks as immaterial, but they later become material, actually occurs, it is likely that our business, financial condition, and operating results could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

While at February 28, 2013, we had cash on hand of $23,576 we have accumulated a deficit of $1,624 in business development, and have no revenues as of this date. In order to expand our business operations, we anticipate that we will have to raise additional funding.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Ronald R. Chadwick, P.C., our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Macco International Corp is suitable.

We are not raising any money in this offering. We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director, Sandu Mazilu, who has informally agreed to advance us funds, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

AS WE ARE A DEVELOPMENT STAGE COMPANY, OUR FAILURE TO SECURE ADDITIONAL

FINANCING MAY AFFECT OUR ABILITY TO SURVIVE.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH WILL ULTIMATELY RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase any goods or services from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell machinery at prices which generate a profit.

FAILURE OF MANUFACTURING QUALITY CUSTOMIZED MACHINERY OR OUR FAILURE TO PROVIDE RELIABLE SERVICES IN A TIMELY MANNER COULD CAUSE DELAYS IN THE DELIVERY OF OUR SERVICES AND COMPLETION OF OUR PROJECTS, WHICH COULD DAMAGE OUR REPUTATION, HAVE A NEGATIVE IMPACT ON OUR RELATIONSHIPS WITH OUR CUSTOMERS AND ADVERSELY AFFECT OUR GROWTH.

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Other than sales, our success depends on our ability to provide services and complete projects in a timely manner, which in part depends on our ability to provide our customers with timely and reliable services and customized products. In providing our services and completing our projects, we rely on engineers and technicians to manufacture to right machinery.

Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services — even if covered by warranties — could adversely affect the quality and reputation of our corporation. This could cause us to experience difficulty retaining current customers and attracting new customers, and could harm our brand, reputation and growth. In addition, any significant interruption or delay by our engineers in the manufacture or delivery of products or services, on which we depend, could require us to spend considerable time, effort and expense to establish alternate sources for such products and services.

WE WILL OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT. IF WE ARE UNABLE TO

SUCCESSFULLY COMPETE WITH OTHERS BUSINESSES, THE FINANCIAL CONDITION OF OUR

BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell same services in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

WE ARE EXPOSED TO THE CREDIT RISK OF SOME OF OUR FUTURE CUSTOMERS.

Our revenue will be dependent to a large extent on the creditworthiness of our future customers. During periods of economic downturn in the global economy, our exposure to credit risks from our customers increase, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

THE NATURE OF OUR BUSINESS EXPOSES US TO POTENTIAL LIABILITY CLAIMS AND CONTRACT DISPUTES WHICH MAY REDUCE OUR PROFITS.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

OPERATING HAZARDS

A significant portion of the Company's business will consist of working with, maneuver and installing heavy machinery. This process can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations of all or part of the facility being serviced. While the Company will maintain insurance coverage in the amounts and against the risks that it believes are in accordance with industry practice, no assurance can be given that this insurance will be adequate to cover all losses or liabilities the Company may incur in its operations or that the Company will be able to maintain insurance of the types or at levels it deems necessary or adequate or at rates it considers reasonable.

COMPETITION

We are going to work in industry which is highly fragmented and competitive and is serving principally by small, owner-operated private companies. The Company will compete for sales with numerous companies in each of its markets. Certain of these smaller competitors might have lower overhead cost structures and maybe able to provide their services at lower rates than the Company. There can be no assurance that the Company will not encounter

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increased competition from existing competitors or new market entrants that may be significantly larger and have greater financial and marketing resources. In addition, to the extent existing or future competitors seek to gain or retain market share by reducing prices, the Company may be required to lower its prices, which may adversely affect operating results.

IF WE ARE UNABLE TO GENERATE A SUBSTANTIAL CUSTOMER BASE FOR OUR PRODUCTS, OUR BUSINESS WILL FAIL.

The success of our business requires that we sell our nutritional supplements to consumers at a profit.  Since our revenue will be generated almost exclusively from our sale, we need to attract enough people to buy our nutritional supplements to cover our costs. If we are unable to attract enough customers to purchase our products, we will generate losses and cause our business to fail.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We may receive some of our earnings in US currency. However, some of our clients might pay us in foreign currency. Also, as our operations are based in Romania, some of our expenses will be incurred in Leu and euro.  If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

GENERAL ECONOMIC CONDITIONS

The Company believes that our industry is sensitive to economic and competitive conditions, including national, regional and local slowdowns in construction, commercial, industrial and/or real estate activity. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity. There can be no assurance that adverse or other economic or competitive conditions will not have a material adverse effect on the Company's operating results and financial condition.

RISKS ASSOCIATED WITH THIS OFFERING

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a  Securities  and Exchange Commission   rule  that  imposes  special  sales  practice   requirements   upon broker-dealers  who sell such  securities  to  persons  other  than  established customers  or  accredited  investors.  For purposes  of the  rule,  the  phrase "accredited  investors"  means,  in general terms,  institutions  with assets in excess of $5,000,000,  or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds  $200,000 (or that, when combined with a spouse's income,  exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

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RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders,  may have a  depressive  effect upon the price of the common stock in any market that may develop.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between MACCO INTERNATIONAL CORP. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

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BECAUSE OUR DIRECTOR OWNS 65.4% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Sandu Mazilu, owns approximately 65.4% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF SANDU MAZILU, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our sole officer and director, Sandu Mazilu, for the future success of our business. The loss of the services of Mr. Mazilu could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Mazilu and we do not have a contract for his services.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Sandu Mazilu, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

                                                                                                                                       FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

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Determination of Offering Price

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. Currently the company is not listed on the OTCBB and there is no assurance that the stock will ever be so listed. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 3,170,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on November 2, 2012;

2.           1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on November 16, 2012.

3.           1,170,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on January 16, 2013.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.				the number of shares owned by each prior to this offering;
2.				the total number of shares that are to be offered for each;
3.				the total number of shares that will be owned by each upon completion of the offering; and
4.				the percentage owned by each upon completion of the offering.
Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering

ANA MAZILU	200,000	200,000	Nil	Nil

MACSIM MARIAN	200,000	200,000	Nil	Nil

LAURENTIU-DUMITRU PASCU	200,000	200,000	Nil	Nil

ADRIAN ONOFREI	100,000	100,000	Nil	Nil

NUTA ISPAS	100,000	100,000	Nil	Nil

MARIA DEMCIUC	200,000	200,000	Nil	Nil

ILENUTA PRICOPE	100,000	100,000	Nil	Nil

DUMITRU HERGHELIGIU	100,000	100,000	Nil	Nil

IULIANA FARTADI	100,000	100,000	Nil	Nil

OLIMPIA APETROAIEI	100,000	100,000	Nil	Nil

ION PRICOPE	100,000	100,000	Nil	Nil

COSMIN-GABRIEL ISPAS	100,000	100,000	Nil	Nil

ION ANTON	200,000	200,000	Nil	Nil

GABRIELA SOLTANEL	90,000	90,000	Nil	Nil

DANIEL APETRI-NEGREA	90,000	90,000	Nil	Nil

CHRISTINA-ANISOARA COSERARU	90,000	90,000	Nil	Nil

VASILE NUCA	90,000	90,000	Nil	Nil

ADRIANA ZAHARIA	90,000	90,000	Nil	Nil

CONSTANTIN-BENONE MAVRICHI	90,000	90,000	Nil	Nil

GEORGE-GABRIEL OLARU	90,000	90,000	Nil	Nil

CATALIN DASCALU	90,000	90,000	Nil	Nil

IOAN PRUTEANU	90,000	90,000	Nil	Nil

VALENTIN DEMCIUC	90,000	90,000	Nil	Nil

RADU-IONUT FARTADI	90,000	90,000	Nil	Nil

ANDREI FERCHIU	90,000	90,000	Nil	Nil

MARIANA DIRLAU	90,000	90,000	Nil	Nil

PATRICA PRISACARU	100,000	100,000	Nil	Nil

IONEL ISPAS	100,000	100,000	Nil	Nil

Total number of shares:	3,170,000	3,170,000

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 9,170,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

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2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

              We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

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a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

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a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

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a toll-free telephone number for inquiries on disciplinary actions;

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a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

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such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

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bid and offer quotations for the penny stock;

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the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 9, 2013, there were 9,170,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited Ronald R. Chadwick, P.C.  (PCAOB Registered) to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Business development

We are incorporated in the State of Nevada, on July 5th, 2012. Our official business address is located in 681 Zemes st, Zemes, Bacau, Romania 607690, Romania. Our telephone number is 702-799-9946. We have established a fiscal year end of February 28st.

The objective of this corporation is to sell machineries and CNCs through a customer and broker database, without having to create and maintain an inventory. CNCs are programmable automated machines that allow companies to process a piece of metal into a final product, without the intervention of an employee. To create the database, we will need to purchase a database software and look for consultants and companies in the machinery field who would be interested in working with us. We would also want to provide consultation services as well as machine

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fabrication services. There are few companies, like “World Machinery Works” selling machineries today in Romania and Eastern Europe, which is also our initial market.

In the future, we plan to provide consultation and machinery maintenance services. We will be able to contract engineers and consultants to educate the client’s technicians on the usage and maintenance of the machinery. We will also provide on-site repair services. If the machine breaks during or after the warranty, we will be able to send a technician or an engineer, if required, to repair the product.

Another service we intent to give is the fabrication of machinery. If a client cannot find the machinery he needs, we will be able to build that machinery for him or modify existing machinery. This lucrative fabrication process requires a lot of engineering time to accomplish and we will be competing with engineering firms on the design of such machineries.

Before taking the buyer to physically see the machine, the buyer and seller will have to sign a circumvention letter to protect our commission. Our business will request between 15-40% commission on the selling price, depending on the machinery’s location and demand.

For the moment, we only possess one sales department to manage all the sales of the company. However, we plan to constitute a specialized department for CNCs. CNC machineries are usually a lot more expensive than traditional machineries. CNCs are programmable automated machines that allow companies to process a piece of metal into a final product, without the intervention of an employee. These machines can be transformed and adapted with more programming or even by adding custom robots to help achieve the desired product. The cost might be very high to acquire and create this kind of machinery. Eventually, our company is planning to deploy a team of engineers and technicians to research and develop unavailable needed machineries into fully functional and robotised machineries.

The Machineries

Machineries are machines used to cut, shape and process metals. The cost of machineries varies with the type of machinery, size and age. The price can range from $200 to hundreds of thousands of dollars for custom robotised CNCs. There are many different types of machineries. The list below names a few.

Angle Roll	Air Dryer	Bar Feeders	Balancing machine
Beader	Bender	Boring Mill	Brake
CMM	Coil-Cradle	Comparator	Compressor
Deburrers	Drills	Radial Drills	EDM
Feeders	Gear Machines	Generators	Grinders
Hoists	Iron Workers	Jig Bores	Lathes
Lathes-CNC	Lift Trucks	Machine Centers	Mills
Mills-CNC	Misc.	Notcher	Ovens
Plasma	Polishing	Positioners-welding	Press
Press Brake	Press Brake-CNC	Press-Insertion	Punch-Presses
Punches	Punches-CNC	Riveters	Roll Former
Rolling Mill	Rolls	Rotary Tables	Sand Blasters
Sander / Buffer	Saw	Shears	Slitter
Slotter	Straightener	Swager	Threader
Tooling	Uncoilers	Vibratory Finishers	Welder
Wire	VTL	Laser	Pantograph

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Our revenue will be earned by making our 15-40% commission on the sale of existing machinery. For the customized machinery, it will be different from one client to another, depending on the case.

At this point, we are working on developing the website and locating brokers and salespersons to acquire machineries for sale and machineries in demand. As of today, we have $23,576 in our account to pay for the website, business development and administration fees. We evaluate that the money will last for another 5 to 7 months, but if we do not receive additional financing our business will fail. Other than general administrative expenses, we need to generate funding for our marketing fees. As of today, we have not earned any revenue from operations; however, we have found a machinery dealer in Quebec, Canada who is willing to work with us.

Generating financing is very crucial at this stage. Until we develop a website, it will be impossible to sell machineries. For that reason, we will need to determine other ways to get the funds necessary to begin operations. It will cost us approximately $5000 to make a functional website. If we do not acquire the funds for the website designer and developer, our objectives will be delayed and the business might fail.

Many factors influence our ability to receive financing. Investors must like the business plan, supply and demand and most importantly, global economy. We believe that the most likely source of our funds in a timely manner will be through the sale of additional shares of common stock. Our director possesses extra money to invest in the business; however, his funds will be limited.

Since we have not generated profit to date, we cannot guarantee that the business will be profitable in the future. If we cannot generate sufficient revenues to operate profitably in a timely manner, we may have to cease operations. In the future, our ability to obtain cash flow and gain profit depends on our director and salespersons. Failure to generate revenues by selling machineries will obligate us to suspend or cease operations.

Employees

At this point, we only have one employee, who acts as a director, officer and salesperson. This director is willing to invest as much time as possible in locating clients, but if the company does not start generating profit to pay him a salary, he will have less time to invest in the business, as he will have to get another job to provide for himself. For this reason, we need to acquire another source of funding to be able to start operations, on a bigger scale, as soon as possible. Also, because our director will own the majority of the shares, he will be able to control corporate decisions that may be disadvantageous to the other shareholders. Accordingly, he will have a significant influence on the operations, transactions and assets of the business. He will also have the power to prevent or cause a change of control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

If our officer and director should resign or die, we will not have a chief executive officer. This could result in our operations suspending until we locate another CEO or our investors might lose their money. Since we do not possess a personal life insurance on our existing CEO and we do not have a contract for his services, the investors will have a great chance of losing their investment in the event of us losing our CEO.

Agreements

The registrant has signed a Referral Agreement with ANASCO MACHINERY INC., a machinery brokerage company located in Canada, on January 25, 2013. MACCO INTERNATIONAL CORP. will refer potential customers to ANASCO MACHINERY INC., for a referral fee.  Duration of the agreement is until written 10 day notice of termination is given by either party.

 Other material terms of the agreement are as follows:

1.   The referral fee shall be calculated as between fifteen per cent (15%) and forty per cent (40%) of the net value of machinery sold by ANASCO MACHINERY INC., to the registrant as a direct result of a referral. Net value shall exclude refunds and payments not honored by a financial institution. Subsequent sales of goods or services to the referred customer shall not be subject to a referral fee except where such subsequent purchase is the direct result of a repeat referral.

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2.    Upon reconciliation of referral fees due, ANASCO MACHINERY INC. shall issue an invoice to the registrant and payment shall be affected within thirty (30) days of submission of said invoice.

3. The relationship between the parties shall at all times be that of independent contractors. No employment, partnership or joint-venture relationship is formed by this referral agreement and at no time may the MACCO INTERNATIONAL CORP., position itself as affiliated to ANASCO MACHINERY INC, except as an independent referrer. In view of this independent relationship the MACCO INTERNATIONAL CORP shall not enter into any agreements on behalf of ANASCO MACHINERY INC, shall make no warranty either expressed or implied on behalf of ANASCO MACHINERY INC and shall not incur any expenses on behalf of ANASCO MACHINERY INC.

4.   The referral agreement does not grant exclusive rights to the agent to act as referrer on behalf of the registrant and the agent shall have no rights under any other agreements entered into by the registrant with other agents.

5.   Either party may terminate the referral agreement at any time by giving the other party ten (10) days prior written notice. Upon termination by either party, all outstanding referral fees due to the agent at that time shall be settled in full within thirty (30) days.

6.   Each party shall indemnify, defend and hold the other party (and any other relation to the other party) harmless against any and all claims of whatsoever nature arising from misrepresentation, default, misconduct, failure to perform or any other act related to this agreement.

The registrant has also signed a Consulting Agreement with Albert Simionescu, an individual, (“Consultant”) on March 11, 2013, whereas Consultant has agreed to perform consulting work for MACCO INTERNATIONAL CORP., in providing engineering support and consulting services and other related activities as directed by MACCO INTERNATIONAL CORP. Duration of the agreement is until written 10 day notice of termination is given by either party.

Other material terms of the agreement are as follows:

1. RATE.  In consideration for the Consulting Services to be performed by Consultant under this Agreement, the Company will pay Consultant at the rate of $50.00 per hour for time spent on Consulting Services. Consultant shall submit written, signed reports of the time spent performing Consulting Services, itemizing in reasonable detail the dates on which services were performed, the number of hours spent on such dates and a brief description of the services rendered. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after such reports are received by the Company.

2. EXPENSES. Additionally, the Company will pay Consultant for the following expenses incurred while the Agreement between Consultant and the Company exists:

- All travel expenses to and from all work sites

- Meal expenses;

- Administrative expenses;

- Lodging Expenses if work demands overnight stays; and

- Miscellaneous travel-related expenses (parking and tolls.)

Consultant shall submit written documentation and receipts where available itemizing the dates on which expenses were incurred. The Company shall pay Consultant the amounts due pursuant to submitted reports within 14 days after a report is received by the Company.

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3. Independent Contractor.  Nothing herein shall be construed to create an employer-employee relationship between the Company and Consultant. Consultant is an independent contractor and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold herself out as an employee of the Company.

4. Confidentiality.  In the course of performing Consulting Services, the parties recognize that Consultant may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Company machinery building systems, which information may be of value to a competitor. Consultant agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

5. This Agreement shall commence 14 days before the beginning of each project, and shall terminate on the delivery of the machinery date, unless earlier terminated by either party hereto. Either party may terminate this Agreement upon Thirty (30) days prior written notice.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the music industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and supervisory requirements.

Even though the president’s company is a resident of Bacau, Romania, the company is not subject to any reporting rules under the Roumania securities commission or anywhere in Roumania.

There are no regulations and/or laws applicable to companies based in Romania that would impact investors in the jurisdictions in which we intend to conduct business, including Nevada.

The Company is not aware of any regulatory matters applicable to conducting business in the manner described herein.

Currency Exchange

Since we will be doing business with many countries, our business is subject to currency exchange fluctuation. We will put our prices in U.S. dollars; however, some of our clients may pay us in foreign currency. Also, since we are located in Romania, our expenses will be incurred in either the Euro or the Leu. If we are unable to successfully protect ourselves against currency fluctuations, our profits will also fluctuate and we could incur loses even if our business is doing fine.

Federal Securities Laws

While we are incorporated in the State of Nevada, our place of business and director are foreigners. Consequently, it may be difficult for U.S. investors to affect service of process on our director in the United States and to enforce judgment obtained in U.S. courts against him, based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside the U.S., it may be impossible to collect or enforce a judgment against us or our director.

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Target Market

Our target market will be any company or anyone who needs machinery for his business, anywhere in the world. We also want to aim at all the machinery companies. We do not only need to find customers, since other companies like ours are looking for them as well. We believe that we could take advantage of other similar companies to sell our customers’ machineries, and vice versa.

Competition

There are few well-established machinery brokers, distributors and retailers. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts, negotiation skills and, most importantly, our website to acquire new customers. We may be unable to continue to compete effectively with these existing or new competitors, who could make our company fail, and our investors lose their investment.

Furthermore, our business procedure relies on buying and selling the machineries through our website. Our representatives will be working from their own homes, to process the buyer’s and seller’s needs. Also, we can use brokers all over the world to inform us of their available machineries or need for machineries and we can post them on our website. We could also arrange shipment between buyers and sellers anywhere in the world through our database of brokers and shipping companies in other countries.

Marketing

We will be using all the internet marketing tools to get known all over the world. From twitter and Facebook, to Ebay and other auction type websites, we could link our website to many of these sites to make ourselves visible and competitive. We will also use banner advertisement, pay per click and organic search

Banner advertising: New technologies have given to online advertisement customization capabilities when it comes to banner advertising. Advertisers now have the ability to have their banner ads appear on pages devoted to certain types of content. We can have our ad appear on a site only when it is presenting an article on the architectural design industry. We can also use geo-targeting tactics. By tracking the IP address of the user, we can have ads appear before those in a location we are targeting.

Pay Per Click: Pay-Per-Click allows us to create a small text ad, and then have that ad appear on screen when the user is searching on keyword relating to our business. Google and its AdWords program is currently the leader in this space, with Yahoo! and Microsoft in second and third place respectively. With Pay-Per-Click our ad appears in the Sponsored Links section of the search results page.

Organic Search: The remainder of the search results page is made up of organic or "natural" search results. These listings are generated based on the HTML tags and relevant content found in a website. By specifically tailoring these elements, we can focus on particular audiences in a similar fashion as Pay-Per-Click.

Locally, meaning all over Eastern Europe, we will be sending flyers via the internet to all the registered businesses that are using this type of machineries. Also, we could send flyers to companies whom we think they might need machineries.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

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Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 681 Zemes st, Zemes, Bacau, Romania 607690, Romania. Our telephone number is 702-799-9946.  This is the office of our President, Sandu Mazilu. We do not pay any rent to Mr. Mazilu and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 29 registered shareholders.

Rule 144 Shares

A total of 6,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading  limitations of Rule 144 of the Act.  The SEC had adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 91,700 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 6,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

26

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Plan of Operations

We are in the development stage of our business. As a development stage company, we have yet to earn revenue from operations. We may experience fluctuations in operating results in future  periods due to a variety of factors, including our ability to obtain additional funding in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and  timing of operating costs and capital expenditures relating to the expansion of our business, operations, infrastructure and  the  implementation of marketing programs, key agreements and strategic alliances, general economic conditions specific to our industry.

In the first quarter following the filing of this registration statement, we plan to complete the following milestones:

?

Complete our website in English. Cost: $5,000 to complete our web project and launch our website. This cost will include: website hosting fees and web designer fees.

-

Create email accounts. Cost: free

-

Determine and purchase the database software that will hold all the clients information. Cost: $2,000

-

Hire a secretary to enter all the data in the email accounts and create templates. Paperwork, statements, letters, headers, footers, etc. Also, familiarise the secretary with the database software that she or he will be using. Cost: salary to be discussed

In the second quarter, we plan to:

-

Create the circumvent contract with the help of a lawyer, to be able to protect our commissions. Cost: $3,000

This contract, signed by both the seller and the buyer, should prevent the seller to contact the buyer, or vice versa, without the intermediary of Macco intl. Corp. for any machinery transactions

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-

Start creating the databases. Cost: Salary to be discussed with the employee

We will need to locate brokers, corporations using these kinds of machineries who will be interested in trading, buying or selling machineries, other businesses selling machineries and have the secretary enter all these information into the databases

In the third quarter, we plan to:

-

Globalize the website by translating into two other languages. To do this, we will need to hire specialized translators. Cost: Approximately $6,000

-

Centralize all the procedures. Prepare all the forms, the circumvent contracts and paperwork to make a sales procedure. Cost: $2,000

When the centralization will be available, it will be possible to hire employees in other countries and give them access to our system.

In the fourth quarter, we would like to:

-

Hire enough salespersons and educate them on the different machineries, to be able to send them to eventual seller clients and fill up all the information on the selling product, on our website. Cost: Salaries to be discussed

-

Continue working on the different databases to make it easier for our representative to process the information received from the seller and send that information to the right potential buyer. Cost: Salaries to be discussed

In the following year, we would like to:

-

Create an app for the mobile version of our website. Cost: $12,000

-

Apply for subsidies for the engineering and technical teams

-

Determine the location for our head office and manufacture plant

-

Start stacking up on major spare parts of machineries to be able to respect our warranties

We estimate that during the next twelve months the cost of SEC reporting and compliance should be around $ 10,000, including Edgar filling fee.

We did not earn any revenues from our incorporation on July 5, 2012 to February 28, We will need to raise additional financing to cover our budgeted expenses totaling at least $ 40,000 in the next twelve months if we are unable to generate sufficient revenue. If we issue additional  equity  securities  to  raise  funds,  the ownership percentage of our existing  security holder would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.  At the present time, we do not have any arrangements or agreements from any party of their willingness to loan or invest funds to us company but will seek funding advances from sources such as our officer and director or from sale of our common stock.2013.  We incurred operating expenses in the amount of $1,624 for the period from our inception on July 5, 2012 to February 28, 2013.

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Results of Operations For Period Ending February 28, 2013

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth the names, positions and ages of our current executive officers and directors

Name and Address of Executive Officer and/or Director	Age	Position

Sandu Mazilu 99 Zemes St, Com. Zemes, Jud.Bacau, Zip: 607690, Romania	53	President, Secretary, Treasurer and Director

The following is a brief description of the business experience of our executive officers, director and significant employees:

Sandu Mazilu graduated from the business administration program of the Vasile Alecsandri University of Bacău. After his studies, he started travelling all over Europe to make contacts and start importing goods to Romania. Soon after, he became electronic goods importer. From 2011,  Mr. Mazilu’s started working as a machinery independent dealer, in Romania.

Sandu Mazilu has acted as our President, Secretary, Treasurer and sole Director since our incorporation on July 5, 2012. Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Sandu Mazilu has agreed to commit

29

more time as required. Because Sandu Mazilu will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

 During the past ten years, Mr. Mazilu has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Mazilu was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mazilu’s involvement in any type of business, securities or banking activities.

     4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in certain activity, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member,Sandu Mazilu, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at

30

least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on July 14, 2012 until February 28, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Sandu Mazilu, President, Treasurer and Secretary	July 5, 2012 to February 28, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr.Mazilu currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Sandu Mazilu. We do not pay him for acting as a director or officer.

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Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Sandu Mazilu	6,000,000	65.4%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Secretary, Treasurer, Chief Accounting Officer and Sole Director
	681 ZEMES ST, ZEMES, BACAU, ROMANIA 607690
Common	All Officers and Directors as a	6,000,000	65.4%
Stock	group (one person)	shares

The percent of class is based on 9,170,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Sandu Mazilu;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On July 5, 2012, we issued a total of 6,000,000 shares of restricted common stock to Mr. Mazilu for payment of  $6,000.

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Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

33

MACCO INTERNATIONAL CORP.

34

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Macco International Corp.

Zemes, Romania

I have audited the accompanying balance sheet of Macco International Corp. (a development stage company) as of February 28, 2013, and the related statements of operations, stockholders' equity and cash flows for the period from July 5, 2012 (inception) through February 28, 2013. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macco International Corp. as of February 28, 2013, and the results of its operations and its cash flows for the period from July 5, 2012 (inception) through February 28, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

Ronald R. Chadwick, P.C.

April 25, 2013

                                                     RONALD R. CHADWICK, P.C.

35

MACCO INTERNATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF FEBRUARY 28, 2013

ASSETS	FEBRUARY 28, 2013
Current Assets
Cash and cash equivalents	$ 23,576

Total Current Assets	$ 23,576
Total Assets	$ 23,576

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	$ 0

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 9,170,000 shares issued and outstanding	9,170
Additional paid in capital	16,030
Deficit accumulated during the development stage	(1,624)
Total Stockholders’ Equity	23,576

Total Liabilities and Stockholders’ Equity	$ 23,576

See accompanying notes to financial statements.

36

MACCO INTERNATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO FEBRUARY 28, 2013

For the period from JULY 5, 2012 (Inception) to FEBRUARY 28, 2013

REVENUES	$ 0

OPERATING EXPENSES
Business License and Permits	853
Bank fees	771
TOTAL OPERATING EXPENSES	1,624

NET LOSS FROM OPERATIONS	(1,624)

PROVISION FOR INCOME TAXES	0

NET LOSS	$ (1,624)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	6,893,571

See accompanying notes to financial statements.

37

MACCO INTERNATIONAL CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO FEBRUARY 28, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, JULY 5, 2012	-	$ -	$ -	$ -	$ -

Shares issued for cash at $0.001 per share on July 16, 2012	6,000,000	6,000	-	-	6,000
Shares issued for cash at $0.0025 per share on November 2, 2012	1,000,000	1,000	1,500		2,500
Shares issued for cash at $0.005 per share on November 16, 2012	1,000,000	1,000	4,000	-	5,000
Shares issued for cash at $0.01 per share on January 16, 2013	1,170,000	1,170	10,530	-	11,700
Net loss for the year ended FEBRUARY 28, 2013	-	-	-	(1,624)	(1,624)

Balance, FEBRUARY 28, 2013	9,170,000	$ 9,170	$ 16,030	$ (1,624)	$ 23,576

See accompanying notes to financial statements.

38

MACCO INTERNATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 5, 2012 (INCEPTION) TO FEBRUARY 28, 2013

For the period from July 5, 2012 (Inception) to February 28, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (1,624)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	0
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,624)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	25,200
Loans from director	0
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	25,200

NET INCREASE IN CASH	23,576
Cash, beginning of period	0
Cash, end of period	$ 23,576

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements.

39

MACCO INTERNATIONAL CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

MACCO INTERNATIONAL Corp. was incorporated under the laws of the State of Nevada on July 5, 2012.  We are a development stage company in the business of selling machineries and CNCs through a customer and broker database, without having to create and maintain an inventory. Starting in Romania and Eastern Europe, which is our initial market. We also plan to provide consultation services as well as machine fabrication services.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a FEBRUARY 28 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $23,576 of cash as of FEBRUARY 28, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

40

MACCO INTERNATIONAL CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of FEBRUARY 28, 2013.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

MACCO INTERNATIONAL Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – LOAN FROM DIRECTOR

On July 5, 2012, director loaned $678 to Incorporate the Company and file initial list with Nevada Secretary of State.

On November 7, 2012, director loan the Company of $678 was reimbursed in full to purchase business license. The loans are unsecured, non-interest bearing and due on demand.

The balance due to the director was $0 as of FEBRUARY 28, 2013.

41

MACCO INTERNATIONAL CORP.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2013

NOTE 4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 16, 2012, the Company issued 6,000,000 shares of common stock for cash proceeds of $6,000 at $0.001 per share.

On November 2, 2012, the Company issued 1,000,000 shares of common stock for cash proceeds of $2,500 at $0.0025 per share.

On November 16, 2012, the Company issued 1,000,000 shares of common stock for cash proceeds of $5,000 at $0.005 per share.

On January 16, 2013, the Company issued 1,170,000 shares of common stock for cash proceeds of $11,700 at $0.01 per share.

There were 9,170,000 shares of common stock issued and outstanding as of FEBRUARY 28, 2013.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

As of FEBRUARY 28, 2013, the Company had net operating loss carry forwards of approximately $1,624 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

FEBRUARY 28, 2013
Federal income tax benefit attributable to:
Current Operations	$ 552
Less: valuation allowance	(552)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

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FEBRUARY 28, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$ 552
Less: valuation allowance	(552)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $549 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of FEBRUARY 28, 2013.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to FEBRUARY 28, 2013 to February 8, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

3,170,000 SHARES OF COMMON STOCK

MACCO INTERNATIONAL CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$7.27
Printing Expenses	$92.73
Accounting Fees and Expenses	$600.00
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$2,300.00
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (NRS) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 6,000,000 shares of our common stock to Sandu Mazilu on July 16, 2012, who was our President, Chief Executive Officer, Treasurer, Secretary and our Sole Director. He acquired these 6,000,000 shares at a price of $0.001 per share for total proceeds to us of $6,000.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Mazilu was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent.  He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.0025 per share to the following 5 purchasers on November 2, 2012:

Name of the Subscriber	Number of Shares
ANA MAZILU	200,000
MACSIM MARIAN	200,000
LAURENTIU-DUMITRU PASCU	200,000
MARIA DEMCIUC	200,000
ION ANTON	200,000

The total amount received from this offering was $2,500 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.005 per share to the following 5 purchasers on November 16, 2012:

Name of the Subscriber	Number of Shares
ADRIAN ONOFREI	100,000
NUTA ISPAS	100,000
ILENUTA PRICOPE	100,000
DUMITRU HERGHELIGIU	100,000
IULIANA FARTADI	100,000
OLIMPIA APETROAIEI	100,000
ION PRICOPE	100,000
COSMIN-GABRIEL ISPAS	100,000
PATRICA PRISACARU	100,000
IONEL ISPAS	100,000

The total amount received from this offering was $5,000 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,170,000 shares of our common stock at a price of $0.01 per share to the following thirteen (13) purchasers on January 16, 2013:

Name of the Subscriber	Number of Shares
GABRIELA SOLTANEL	90,000
DANIEL APETRI-NEGREA	90,000
CHRISTINA-ANISOARA COSERARU	90,000
VASILE NUCA	90,000
ADRIANA ZAHARIA	90,000
CONSTANTIN-BENONE MAVRICHI	90,000
GEORGE-GABRIEL OLARU	90,000
CATALIN DASCALU	90,000
IOAN PRUTEANU	90,000
VALENTIN DEMCIUC	90,000
RADU-IONUT FARTADI	90,000
ANDREI FERCHIU	90,000
MARIANA DIRLAU	90,000

The total amount received from this offering was $11,700 net of fees.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

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We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1 & 10.2	Agreements executed by MACCO INTERNATIONAL CORP.
23.1	Consent of Ronald R. Chadwick, P.C. (PCAOB Registered)

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or

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prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Zemes, Romania on  May 13, 2013.

MACCO INTERNATIONAL CORP.

By:	/s/	Sandu Mazilu
	Name:	Sandu Mazilu
	Title:	President
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

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KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sandu Mazilu, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of MACCO INTERNATIONAL CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Sandu Mazilu
Sandu Mazilu	President, Treasurer, Secretary and Director	May 13, 2013

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